Exhibit 26(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 333-100131 on Form N-6 of our report dated March 30, 2020 relating to the financial statements of Lincoln Benefit Life Company appearing in the prospectus update on form N-VPFS for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 29, 2022